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                                                                    Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARIES OF THE COMPANY:
- -------------------------------------------------------------------------------------------------------------------------
                                                    PLACE OF                                 PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                                 INCORPORATION                                     OWNED BY REGISTRANT
- -------------------------------------------------------------------------------------------------------------------------
Beagen Street Corporation                           Delaware                                                          100
Flagg Bros. of Puerto Rico, Inc.                    Delaware                                                          100
GCO Properties, Inc.                                Tennessee                                                         100
Genesco Global, Inc.                                Delaware                                                          100
Genesco Merger Company Inc.                         Tennessee                                                         100
Genesco Netherlands BV                              Netherlands                                                       100
Genesco World Apparel, Ltd.                         Delaware                                                          100
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